Exhibit 99.1

GlobalSCAPE Announces Unexpected Passing of CEO

Board of Directors Appoints Robert Alpert as Interim CEO and Announces Internal Promotions

SAN ANTONIO – April 1, 2019 – The Board of Directors of GlobalSCAPE, Inc. (NYSE American: GSB), announced today, with deep sadness, the unexpected death of its President and CEO, Matthew C. Goulet.

“The GlobalSCAPE team is greatly saddened by Matt’s passing,” said Robert Alpert, Chairman of GlobalSCAPE’s Board of Directors and Interim CEO. “Matt was an extraordinary person and a dynamic leader. He made vast contributions to our business. Our thoughts and prayers are with Matt’s family and loved ones.”

Alpert continued, “During his tenure as CEO, Matt built an experienced and talented leadership team to run the daily GlobalSCAPE operations. Because of Matt’s foresight and vision, GlobalSCAPE is proud to draw from its deep bench and announce the internal promotions of Michael P. Canavan and David C. Mello to Executive Vice Presidents at the Company. Mike will continue to oversee Sales and Marketing, while Dave will continue to manage Technical Services and Engineering. The GlobalSCAPE team will continue to provide outstanding service to its customers and stakeholders.”

Alpert concluded, “Matt was a dear friend to us all—we will greatly miss him. We are forever grateful for his contributions to the Company and all of its stakeholders. Matt leaves GlobalSCAPE in the best position since the Company’s founding over two decades ago, with palpable momentum across the business. While preliminary and unaudited, we expect Q1 2019 financial results to exhibit strong double-digit year over year revenue growth, alongside a continued focus on operating profitability. The Company ended the first quarter with a fortress balance sheet, with over $14 million in cash and cash equivalents and no debt. The GlobalSCAPE family intends to honor Matt’s legacy by continuing to execute upon the strategic vision laid out by Matt during his tenure as President and CEO.”

GlobalSCAPE’s Board of Directors has named Robert Alpert, Chairman of the Board, as Interim CEO while the search for a permanent replacement begins.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets; the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; and our decreased “public float” (the number of Shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

GlobalSCAPE Investor Relations Contact:
ir@GlobalSCAPE.com

GlobalSCAPE Public Relations Contact:
matthew.zintel@zintelpr.com